Exhibit 5.1

                                 JONES, WALKER
                              WAECHTER, POITEVENT
                           CARRE`RE & DENE`GRE, L.L.P.

                              October 3, 2000



     Horizon Offshore, Inc.
     Horizon Vessels, Inc.
     Horizon Subsea Services, Inc.
     Horizon Offshore Contractors, Inc.
     2500 Citywest Boulevard, Suite 2000
     Houston, Texas  77042

          Re: Registration Statement on Form S-3

     Gentlemen:

          We have acted as your counsel in connection with the preparation of the registration statement on Form S-3 (the "Registration
     Statement") filed by Horizon Offshore, Inc. (the "Company"), Horizon Vessels, Inc. ("Vessels"), Horizon Offshore Contractors, Inc. ("Contractors"), Horizon Subsea Services, Inc. ("Services", and together with Vessels and Contractors, the "Guarantors") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission"). All terms used without other definitions are intended to have the meanings given to them in the Registration Statement.

          The Registration Statement relates to the registration of up to $125 million maximum aggregate initial offering price of the following securities: (a) Common Stock issued by the Company; (b) Preferred Stock issued by the Company; (c) Warrants issued by the Company; (d) Depositary Shares issued by the Company; (e) Debt Securities issued by the Company; and (f) Guarantees issued by the Guarantors of Debt Securities. The Company may also issue shares of Common Stock upon the conversion of Debt Securities, Preferred Stock or the exercise of Warrants registered pursuant to the Registration Statement or offered pursuant to the Prospectus forming a part thereof. In addition, the Registration Statement relates to the registration of up to 4,300,000 shares of Common Stock which may be sold by certain selling stockholders. The foregoing securities are collectively referred to as the "Securities."

          The Securities may be issued from time to time in one or more series and as set forth in a supplement to the prospectus that forms part of the Registration Statement. The particular terms of each series of Securities offered by a particular prospectus supplement will be described in the prospectus supplement. The Debt Securities will each be issued under one more or more indentures (each, an "Indenture") to be entered into prior to the offer and sale of any Debt Securities.

          In rendering the opinions expressed below, we have examined originals, or photostatic or certified copies, of such records and documents of the Company and the Guarantors, certificates of officers of the Company and the Guarantors and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

          Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

               1. The Common Stock will be legally issued, fully paid and non-assessable when:

          A. (i) the Registration Statement, as finally amended, shall have become effective under the Act; (ii) if the Common Stock is being sold by the Company, the Company's Board of Directors shall have taken all necessary corporate action to approve the issuance of the Common Stock; and (iii) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement; or

          B. the issuance of shares of Common Stock has been duly authorized, upon conversion or exercise of any other Security that has been duly authorized, issued, paid for and delivered, in accordance with the terms of such Security after the issuance of the shares of Common Stock in accordance with the terms of such other Security.

               2. Each series of Preferred Stock will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Act; (ii) the Company's Board of Directors shall have taken all necessary corporate action to approve the issuance of such Preferred Stock and to establish the terms and conditions thereof; (iv) a prospectus supplement with respect to such series of Preferred Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) under the Act; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

               3. Each series of Warrants will be legally issued and binding obligations of the Company when: (i) the Registration Statement, as finally amended, shall have become effective under the Act; (ii) a Warrant Agreement relating to such Warrants shall have been duly authorized, executed and delivered by the Company and the warrant agent or agents thereunder; (iii) the Company's Board of Directors shall have taken all necessary corporate action to approve the issuance of such Warrants and to establish the terms and conditions thereof; (iv) a prospectus supplement with respect to such Warrants shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) under the Act; (v) any and all actions required under the Indenture to validly issue the Debt Securities and under the Delaware General Corporation Law to validly issue the Common Stock or Preferred Stock upon exercise of the Warrants shall have been taken; and (vi) such Warrants shall have been duly executed and authenticated or countersigned as provided in the Warrant Agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

               4. The Depositary Shares will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Act; (ii) the Company's Board of Directors shall have taken all necessary corporate action to approve the issuance of the Depositary Shares; and (iii) depositary receipts shall have been duly delivered in accordance with the terms of a deposit agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock.

               5. Each series of Debt Securities and the Guarantees will be legally issued and constitute the valid and binding obligations of the Company and Guarantor, as the case may be, when: (i) the Registration Statement, as finally amended, shall have become effective under the Act; (ii) any necessary supplemental indenture to the related Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee; (iii) the Company's and the Guarantor's respective boards of directors shall have taken all necessary corporate action to approve the issuance of such Debt Securities and
          Guarantees  and  to  establish the terms and  conditions thereof;
          (iv) a prospectus supplement with respect to such series of Debt Securities and Guarantees shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) under the Act; and (v) any required certificates representing such series of Debt Securities and Guarantees shall have been duly authenticated, executed and delivered in accordance with the related Indenture against payment therefor in accordance with the applicable underwriting agreement or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered.

          The opinions set forth in paragraphs 3, 4 and 5 hereof are subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit.

          In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security: (i) if the Security is being issued by the Company or any of the Guarantors, the board of directors of the Company or Guarantors, as the case may be, shall have duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iii) the Indenture, if any, shall have been duly authorized, executed and delivered by the Company, the Guarantor and the trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended; and (iv) there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company or any Guarantor with the terms of such Security, nor the compliance by the Company or any Guarantor with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any Guarantor, or any restriction imposed by any court or governmental body having jurisdiction over the Company or any Guarantor.

          The foregoing opinion is limited in all respects to the laws of the States of Delaware and Louisiana and federal laws, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included therein under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,


                              /s/ Jones, Walker, Waechter, Poitevent,
                                  Carre`re & Dene`gre, L.L.P.
                              ----------------------------------------
                              JONES, WALKER, WAECHTER, POITEVENT,
                                 CARRE`RE & DENE`GRE, L.L.P.